UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange
9.125% Senior Notes Due 2029	RWTN	New York Stock Exchange

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 12, 2024, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the Company’s CEO and for certain other named executive officers of the Company noted below.

2024 Year-End Long-Term Equity Compensation Awards. On December 12, 2024, the Compensation Committee approved 2024 year-end long-term equity-based incentive (“LTI”) awards to certain named executive officers of the Company to be granted on December 19, 2024. Three different types of equity-based awards were granted: Deferred Stock Units (“DSUs”), cash-settled Restricted Stock Units (“csRSUs”), and Performance Stock Units (“PSUs”) pursuant to the Company’s Second Amended and Restated 2014 Incentive Award Plan (the “2014 Incentive Plan”). The terms of each of these three types of awards are summarized below.

•	The DSUs and csRSUs that were approved for grant will vest over four years, as follows: for DSUs, 25% of each award will vest on January 31, 2026, and an additional 6.25% will vest on the first day of each subsequent quarter (beginning April 1, 2026), with full vesting of the final 6.25% on December 18, 2028; for csRSUs, 25% of each award will vest on December 18, 2025, and an additional 25% will vest on each subsequent December 18th (beginning December 18, 2026), with full vesting of the final 25% on December 18, 2028. The DSUs and csRSUs will vest in full upon a termination of service (i) either without “cause” or for “good reason”, in either case, on or within 24 months following a change in control or externalization event, or (ii) due to the officer’s death or disability. In addition, the DSUs and csRSUs are subject to partial or full accelerated vesting upon a termination of service due to the officer’s “retirement”. With respect to DSUs, shares of Company common stock underlying the DSUs will be distributed to the recipients not later than December 31, 2028. With respect to csRSUs, on each vesting date, cash in an amount equal to the value of the common stock underlying the csRSUs that vest on such vesting date will be distributed to the recipients promptly following each such vesting date.

•	Each DSU and csRSU approved for grant will have a grant date fair value of the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the grant date, as determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant is made. The number of DSUs and csRSUs granted to each officer will be determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the NYSE on the grant date. The DSUs and csRSUs have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company declares a common stock dividend during the vesting period and until the underlying shares of common stock or cash are distributed.

•	The definitive terms of the DSUs that were approved for grant will be set forth in a form of Deferred Stock Unit Award Agreement (which is included as Exhibit 10.1 hereto and incorporated by reference herein) and the 2014 Incentive Plan. The foregoing description of the terms of the DSUs does not purport to be complete and is qualified in its entirety by the full text of the form of Deferred Stock Unit Award Agreement included as Exhibit 10.1 hereto.

•	The terms of the csRSUs that were approved for grant are generally consistent with the terms of the DSUs that were approved for grant, except that on each vesting date, cash in an amount equal to the value of the common stock underlying the csRSUs that vest on such vesting date will be distributed to the recipients promptly following each such vesting date, rather than through the delivery of shares of common stock. The definitive terms of the csRSUs that were approved for grant will be set forth in a form of Cash-Settled Restricted Stock Unit Award Agreement (which is included as Exhibit 10.2 hereto and incorporated by reference herein) and the 2014 Incentive Plan. The foregoing description of the terms of the csRSUs does not purport to be complete and is qualified in its entirety by the full text of the form of Cash-Settled Restricted Stock Unit Award Agreement included as Exhibit 10.2 hereto.

•	The PSUs that were approved for grant are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 250% of the target number of PSUs granted (for each executive, such target number, the “Target PSUs”), with the Target PSUs granted being adjusted to reflect the value of any dividends declared on Company common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur after a three-year performance measurement/vesting period, i.e., as of January 1, 2028, based on a three-step process as described below.

•	First, vesting would range from 0%-250% of two-thirds of the Target PSUs granted based on the level of book value total stockholder return (“bvTSR”) attained over the three-year vesting period, with 100% of this two-thirds of the Target PSUs vesting if three-year bvTSR is 25%.

•	Second, vesting would range from 0%-250% of one-third of the Target PSUs granted based on Redwood’s relative total stockholder return (“rTSR”) against a comparator group of companies measured over the three-year vesting period, with 100% of this one-third of the Target PSUs vesting if three-year rTSR corresponds to 55th percentile rTSR.

•	Third, if the vesting level after steps one and two is greater than 100% of the Target PSUs, but absolute total shareholder return (“TSR”) is negative over the three-year performance period, vesting would be capped at 100% of Target PSUs.

In the event of a termination of employment due to the officer’s death or disability, by the Company without cause, by the officer for good reason or due to the officer’s retirement (each, a “qualifying termination”), in any event, during the performance period, the PSUs will remain outstanding and eligible to vest based on the achievement of performance goals during the performance period. The number of PSUs that ultimately vest (if any) will be pro-rated in connection with a retirement during 2025 or a termination of employment by the Company without cause; the pro-ration will be applied based on the number of days the officer was employed during 2025 and the performance period, respectively.

In addition, in the event of a change in control or externalization event: (i) PSUs will be earned based on the achievement of performance goals through the shortened performance period ending with the change in control or externalization event (with the bvTSR goal being deemed achieved at target); (ii) the number of PSUs earned will remain outstanding and eligible to vest as time-vesting PSUs on January 1, 2028, subject to the officer’s continued employment; and (iii) if the officer experiences a qualifying termination prior to January 1, 2028, the then-outstanding time-vesting PSUs will vest.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients within 45 days following March 31, 2028. At the time of vesting, the value of any dividends declared during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Company common stock. Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company declares a common stock dividend during that period.

Each PSU that was approved for grant had a preliminary estimated grant date fair value, as of November 22, 2024, of $8.12, which preliminary estimate will be finalized and determined in accordance with FASB Accounting Standards Codification Topic 718 as of the time the grant is made.

The definitive terms of these PSUs are set forth in the Form of Performance Stock Unit Award Agreement (which is included as Exhibit 10.3 hereto and incorporated by reference herein) and the 2014 Incentive Plan. The foregoing description of the terms of the PSUs does not purport to be complete and is qualified in its entirety by the full text of the Form of Performance Stock Unit Award Agreement included as Exhibit 10.3 hereto.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2024 year-end long-term equity compensation awards that were approved for grant to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)	Cash Settled RSUs (“csRSUs”)	Performance Stock Units (“PSUs”)
	Aggregate Grant Date Fair Value	Aggregate Grant Date Fair Value	Aggregate Grant Date Fair Value
Christopher J. Abate, Chief Executive Officer	$652,500	$1,305,000	$2,392,500

Dashiell I. Robinson, President	$612,000	$1,188,000	$1,800,000

Brooke E. Carillo, Chief Financial Officer	$595,000	$1,155,000	$1,750,000

Andrew P. Stone, Executive Vice President & Chief Legal Officer	$255,000	$495,000	$750,000

Sasha G. Macomber, Chief Human Resources Officer	$255,000	$495,000	$750,000

2025 Base Salaries.  On December 12, 2024, the Compensation Committee made determinations regarding the 2025 base salaries of certain named executive officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2025 base salaries of the following named executive officers of the Company are set forth in the table below.

2025 Base Salary
Christopher J. Abate, Chief Executive Officer	$975,000

Dashiell I. Robinson, President	$890,000

Brooke E. Carillo, Chief Financial Officer	$860,000

Andrew P. Stone, Executive Vice President and Chief Legal Officer	$525,000

Sasha G. Macomber, Chief Human Resources Officer	$525,000

2025 Target Annual Bonuses.  On December 12, 2024, the Compensation Committee made determinations regarding the 2025 target annual bonuses of certain named executive officers of the Company. Performance goals associated with earning at, above, or below target annual bonus for 2025 will be based on one or more financial performance goals, operational goals and individual goals pre-established by the Compensation Committee in the first quarter of 2025. In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2025 target annual bonuses of the following named executive officers of the Company are set forth in the table below.

2025 Target Annual Bonus (as a % of 2025 Base Salary)
Christopher J. Abate, Chief Executive Officer	215%

Dashiell I. Robinson, President	210%

Brooke E. Carillo, Chief Financial Officer	205%

Andrew P. Stone, Executive Vice President and Chief Legal Officer	175%

Sasha G. Macomber, Chief Human Resources Officer	175%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Deferred Stock Unit Award Agreement under 2014 Incentive Plan
Exhibit 10.2	Form of Cash-Settled Restricted Stock Unit Award Agreement under 2014 Incentive Plan
Exhibit 10.3	Form of Performance Stock Unit Award Agreement under 2014 Incentive Plan
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2024	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, Chief Legal Officer, and Secretary